                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                           ENCORE MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       65-0572565
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                   Identification Number)

        9800 METRIC BLVD.
           AUSTIN, TEXAS                                   78758
(Address of principal executive offices)                 (Zip Code)

                           ENCORE MEDICAL CORPORATION
                            1996 INCENTIVE STOCK PLAN
                            (Full title of the Plan)

                               HARRY L. ZIMMERMAN
        VICE PRESIDENT - LEGAL AFFAIRS AND INVESTOR RELATIONS, SECRETARY
                           ENCORE MEDICAL CORPORATION
                                9800 METRIC BLVD.
                               AUSTIN, TEXAS 78758
                                 (512) 832-9500
                (Name, Address, including zip code and telephone
                number, including area code, of agent of service)


                                    COPY TO:
                                 RICHARD S. ROTH
                              JACKSON WALKER L.L.P.
                           1100 LOUISIANA, SUITE 4200
                              HOUSTON, TEXAS 77002


                         CALCULATION OF REGISTRATION FEE

===================== ======================= ======================== ======================= =====================
Title of Securities                              Proposed Maximum         Proposed Maximum
  to be Registered         Amount to be         Offering Price Per       Aggregate Offering         Amount of
                            Registered               Share(1)                Price (1)           Registration Fee
--------------------- ----------------------- ------------------------ ----------------------- ---------------------
    Common Stock
  $.001 par value        2,000,000 Shares              $2.00                 $4,000,000                $1,056
===================== ======================= ======================== ======================= =====================



(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the NASDAQ consolidated national market on October 17, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Company, are incorporated herein by reference and made a part hereof:

         (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (ii) Quarterly Reports on Form 10-Q for the quarters ending on March 31, 2000 and June 30, 2000.

         (iii) Registration Statement on Form S-4 (No. 333-22053), effective as of February 19, 1997.

         (iv) Registration Statement on Form 8-A (No. 0-26538), filed on July 31, 1995.

         All documents filed with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.



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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         DELAWARE GENERAL CORPORATION LAW

         Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of, and advancement of expenses to, directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations, as set forth below. Such indemnification and advancement of expenses may be continued even if a person ceases to serve as a director, officer, employee or agent of the corporation and may inure to such person's heirs, executors or administrators.

         Section 145 (a) empowers a corporation to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of a corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or any other enterprise if he is or was serving such enterprise at the request of the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of a suit, action or other proceeding, or the entry of a plea of nolo contenders, or its equivalent, does not of itself create a presumption, under Section 145, that the person to be indemnified did not act in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or in the case of a criminal action, that he had reasonable cause to believe his conduct was unlawful.

         Under Section 145(b), the indemnification a corporation may offer is extended to include indemnification for expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of an action by or in the right of a corporation, to procure a judgment in its favor, as long as the director, officer, employee or agent to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that such indemnification may not be extended to cover any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery, or such other court in which the action, suit or proceeding was brought, shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. In addition,
Section 145 (c) provides for mandatory indemnification by a corporation, including indemnification for expenses (including attorneys' fees) actually and reasonably incurred by a director, officer, employee or agent of the corporation, in the event that such person is successful on the merits or in defense of any covered action, or in defense of any claim, issue or matter therein.

         A corporation may indemnify a director, officer, employee or agent only as authorized in the specific instance and only upon a determination that indemnification is proper, given the facts and circumstances, because that person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Section 145 (d) states that such a determination may be made by a






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

majority vote of the directors who are not parties to such action, suit or proceeding, even though the directors able to vote do not constitute a quorum, or in the absence of any directors able to vote or at the direction of such directors, by independent legal counsel in a written opinion, or by the stockholders of the corporation.

         Pursuant to Section 145 (e), a corporation may indemnify an officer or director defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if it receives from such person or from another on behalf of such person, an undertaking to repay any amount paid in advance if that person is ultimately determined not to be entitled to indemnification. Expenses incurred by other employees and agents may be so paid upon terms and conditions deemed appropriate by the board of directors of a corporation. Pursuant to Section 145
(k), the Delaware Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Under Section 145 (f), the indemnification and advancement of expenses provided for by statute is not to be deemed exclusive of the other rights persons seeking indemnification or advancement of expenses may have under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions taken in an official capacity and as to actions taken in another capacity while holding such office.

         Section 145 (g) grants a corporation power to purchase and maintain an insurance policy insuring any person who is or was a director, officer, employee or agent of the corporation or who is or was serving in such capacity for another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, which policy may insure any liability asserted against the insured in any such capacity, or arising out of his status, regardless of whether the corporation would otherwise have the power under Delaware law to indemnify him against such liability.

         Section 145 (h) states that the power to indemnify granted to any "corporation" extends to any constituent corporation absorbed in a consolidation or merger which, had its separate existence continued, would have been authorized to extend indemnification to its officers, directors, agents and employees. Pursuant to Section 145(i), employee benefit plans are covered as "other enterprises" and service at the request of the corporation includes service, as a director, officer, employee or agent of the corporation, which imposes duties on or involves services supplied by, such person with respect to an employee benefit plan, its beneficiaries or participants.

         The Delaware Court of Chancery is vested with exclusive jurisdiction to hear and determine actions for indemnification or advancement of expenses brought under Section 145 or under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         ARTICLES OF INCORPORATION AND BYLAWS

         The Registrant's Certificate of Incorporation, as amended, provides, in Article Eighth, for indemnification to the fullest extent permitted by Delaware law, specifically providing for the advancement of expenses in accordance with
Section 145(e). Moreover, Registrant's Certificate of Incorporation provides that a director of the corporation shall not be liable to the corporation





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


or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability for any breach of that director's duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, violations of
Section 174 of the Delaware General Corporation Law, which regulates directors' liability for unlawful payments of dividends and unlawful stock purchases and redemptions, and liability for any actions from which the director derived an improper personal benefit.

         The Bylaws of Registrant, as currently in effect, set forth the provisions of Section 145 and, thus, also provide for indemnification to the full extent of Delaware law.

         INSURANCE POLICY

           The Registrant currently maintains an insurance policy providing reimbursement of indemnification payments to officers and directors of the Registrant and reimbursement of certain liabilities incurred by directors and officers of the Registrant in their capacities as such, to the extent that they are not indemnified by the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit No.                Description of Exhibit

         4.1 Certificate of Incorporation of Encore Medical Corporation (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4 (File No. 333-22053), filed with the Commission on February 19, 1997 (the "Company's Form S-4").

         4.2 Form of Amendment to Certificate of Incorporation of Encore Medical Corporation (incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on the Company's Form S-4).

         4.3 Bylaws of Encore Medical Corporation (incorporated herein by reference to Exhibit 3.3 of the Company's Form S-4).

         4.4 Form of certificate evidencing ownership of the Common Stock of Encore Medical Corporation (incorporated herein by reference to Exhibit 4.1 of the Company's Form S-4).

         5.1      Opinion of Jackson Walker L.L.P.

        23.1      Consent of PricewaterhouseCoopers, LLP



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


        23.2      Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1).

        24.1 Power of Attorney (contained on the signature page of this Registration Statement).

         99 Encore Medical Corporation 1996 Incentive Stock Plan (incorporated herein by reference to Exhibit 10.5 of the Company's Form S-4).

ITEM 9. UNDERTAKINGS.

(a)      Rule 415 Offering. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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


                                POWER OF ATTORNEY

         Each person whose signature appears below authorizes Nick Cindrich or Harry L. Zimmerman to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.


                                 SIGNATURE PAGE

         Pursuant to the requirements of the Securities Act of 1933, as amended, Encore Medical Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October
18, 2000.

                                         ENCORE MEDICAL CORPORATION



                                         By: /s/ Kenneth W. Davidson
                                            -----------------------------------
                                             Kenneth W. Davidson
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on October 18, 2000.

      SIGNATURES                                    TITLE
      ----------                                    -----
                                        Chairman of the Board, Director
/s/ Nick Cindrich
-------------------------
Nick Cindrich

                                        Chief Executive Officer, Director
/s/ Kenneth W. Davidson
-------------------------
Kenneth W. Davidson

/s/ Craig L. Smith                                Director
-------------------------
Craig L. Smith, Ph.D.

/s/ August Faske                          Executive Vice President - Chief
-------------------------                      Financial Officer
August Faske                           (Principal Accounting and Financial
                                                   Officer)

/s/ John H. Abeles                                Director
-------------------------
John H. Abeles, M.D.

/s/ Dennis J. Enright                             Director
-------------------------
Dennis J. Enright

/s/ Jay M. Haft                                   Director
-------------------------
Jay M. Haft

/s/ Joel S. Kanter                                Director
-------------------------
Joel S. Kanter

/s/ Richard Martin                                Director
-------------------------
Richard Martin, Ph.D.




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





                                INDEX TO EXHIBITS

     Exhibit
        No.       Description of Exhibit
     -------      ----------------------
         4.1      Certificate of Incorporation of Encore Medical Corporation
                  (incorporated herein by reference to Exhibit 3.1 of the
                  Company's Registration Statement on Form S-4 (File No.
                  333-22053), filed with the Commission on February 19, 1997
                  (the "Company's Form S-4).

         4.2      Form of Amendment to Certificate of Incorporation of Encore
                  Medical Corporation (incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on the
                  Company's Form S-4).

         4.3 Bylaws of Encore Medical Corporation (incorporated herein by reference to Exhibit 3.3 of the Company's Form S-4).

         4.4 Form of certificate evidencing ownership of the Common Stock of Encore Medical Corporation (incorporated herein by reference to Exhibit 4.1 of the Company's Form S-4).

         5.1      Opinion of Jackson Walker L.L.P.

        23.1      Consent of PricewaterhouseCoopers, LLP

        23.2      Consent of Jackson Walker L.L.P. (contained in Exhibit 5.1)

        24.1 Power of Attorney (contained on the signature page of this Registration Statement).

        99 Encore Medical Corporation 1996 Incentive Stock (incorporated herein by reference to Exhibit 10.5 of the Company's Form
                  S-4).



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